FOR IMMEDIATE RELEASE
AMEX: WOC

Wilshire Enterprises, Inc. Announces Lawsuit; Allegations Without Merit

NEWARK, N.J., August 11, 2008 - Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) announced that a purported class action complaint has been filed in connection with the proposed merger of the Company with a wholly owned subsidiary of NWJ Apartment Holdings Corp., an affiliate of NWJ Companies, Inc., a privately owned real estate development company. The complaint alleges, among other things, that the merger consideration is unfair and that the Company's definitive proxy materials were deficient in certain respects. It seeks preliminary and permanent injunctive relief, money damages, attorney’s fees and costs. The Company regards the allegations in the complaint as completely without merit, and intends to vigorously defend the action.

FORWARD-LOOKING STATEMENT:

Any non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, general economic conditions, industry specific conditions and the possibility that Wilshire may be adversely affected by other economic, business, and/or competitive factors, as well as other risks and uncertainties disclosed in Wilshire's 2007 Annual Report on Form 10-K and in its definitive proxy materials filed with the Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with the proposed merger, Wilshire filed a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Wilshire security holders and other interested parties also may obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail to the Company at 1 Gateway Center, Newark, New Jersey, or by telephone to 201-420-2796.

Wilshire and its directors and officers may be deemed to be participants in the solicitation of proxies from Wilshire's stockholders with respect to the merger. Information about Wilshire's directors and officers and their ownership of Wilshire common stock is set forth in the proxy statement relating to the merger.

Company Contact:	Sherry Wilzig Izak, Chairman, 201-420-2796
Agency Contact:	Neil Berkman, Berkman Associates, 310-826-5051